Exhibit 10.17

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of this 12th day of March, 2007, by and among Robcor Properties, Inc., a publicly traded Florida corporation (the “Company”) and the Persons (as defined below) listed on Exhibit A and Exhibit B hereto (the “Existing Stockholders”).

RECITALS

WHEREAS, the Company has negotiated an Agreement and Plan of Merger by and among Redpoint Bio Corporation, a Delaware corporation (“Redpoint”), on the one hand, and the Company, Robcor Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Robcor, LLC, a Kentucky limited liability company and wholly-owned subsidiary of the Company and Halter Financial Investments, L.P., a Texas limited partnership, and Michael Heitz, as stockholders of the Company, on the other hand (the “Merger Agreement”), whereby Merger Sub is to be merged with and into Redpoint in accordance with the terms of the Merger Agreement and the Delaware General Corporation Law (“DGCL”), with Redpoint continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”), and the outstanding shares of capital stock, convertible notes and certain warrants to purchase capital stock of Redpoint shall be converted into shares of the Company’s Common Stock in accordance with the DGCL on the terms and conditions as set forth in the Merger Agreement;

WHEREAS, as a condition to the consummation of the Merger, Redpoint is conducting an offering (the “Offering”), in which National Securities Corporation and Brean Murray, Carret & Co. are acting as exclusive co-placement agents (the “Placement Agents”), exempt from the registration requirements of the Securities Act (as defined below), pursuant to Regulation D promulgated thereunder, of a minimum offering amount of 8,888,889 units (“Units”) and a maximum offering amount of 12,444,444 Units, each Unit consisting of one share of common stock of the Company (“Unit Share”), and a three-year warrant (“Unit Warrant”) to buy 25% of the number of shares of common stock of the Company purchased with a cash exercise price of $3.75 per share, with a 30-day option granted to Placement Agents to sell up to an additional 2,222,222 Units at the same price per Unit, upon the terms and subject to the conditions described in the Confidential Private Placement Memorandum of Redpoint, as supplemented by Supplement No. 1 dated February 21, 2007, which Units, pursuant to the terms of the Merger Agreement, the Company shall agree to issue in the event of consummation of the Merger;

WHEREAS, the Existing Stockholders hold securities of Redpoint with certain registration rights with respect to their shares of capital stock of Redpoint in accordance with that certain Investor Rights Agreement dated as of November 10, 2003, by and among Redpoint and the Existing Stockholders (the “IRA”);

WHEREAS, pursuant to the terms of the Merger, the shares of capital stock and certain other securities of Redpoint held by the Existing Stockholders will be canceled and converted into shares of Common Stock of the Company;

WHEREAS, in connection with the Merger, the parties desire that the IRA be terminated in its entirety;

WHEREAS, in order to induce the Existing Stockholders to approve the Merger and to terminate the IRA, the Company desires to grant the Existing Stockholders certain registration rights with respect to the shares of Common Stock of the Company that such Existing Stockholders shall receive upon cancellation and conversion of their securities of Redpoint pursuant to the Merger Agreement (such shares of the Company issued to the Existing Stockholders pursuant to the Merger Agreement, the “Merger Shares”);

WHEREAS, it is currently contemplated that at some time after consummation of the Merger, the Company will merge with and into its then wholly-owned subsidiary, Redpoint, and that at such time the Existing Stockholders shall receive shares of common stock of Redpoint in exchange for any shares of Common Stock of the Company then held by them (the “Reorganization Merger”); and

WHEREAS, the Company and the Existing Stockholders intend that the registration rights provided to the Existing Stockholders pursuant to this Agreement shall survive such Reorganization Merger and shall thereafter apply to the shares of common stock of Redpoint received by the Existing Stockholders pursuant to the Reorganization Merger;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants and conditions contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1
GENERAL

1.1           Certain Definitions.  As used in this Agreement the following terms shall have the following meanings:

“Affiliate” has the meaning ascribed to it under Rule 12b-2 promulgated under the Exchange Act.

“Common Stock” means the Company’s authorized common stock with no par value.

“Demand Holders” means any Existing Stockholder listed on Exhibit A hereto owning of record Registrable Securities, or any transferee or assignee thereof owning of record Registrable Securities with respect to which the transferor’s rights under Article 2 of this Agreement are assigned in accordance with Section 2.8 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor Federal statute in effect, and the rules and regulations of the SEC promulgated thereunder, all as the same may from time to time be in effect.

“Form S-3” means such form promulgated under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any Demand Holder or any Non-Demand Holder.

“Non-Demand Holders” means any Existing Stockholder listed on Exhibit B hereto owning of record Registrable Securities, or any transferee or assignee thereof owning of record Registrable Securities with respect to which the transferor’s rights under Article 2 of this Agreement are assigned in accordance with Section 2.8 hereof.

“Offering Shares” means (i) the Unit Shares issued pursuant to the Offering, and (ii) the shares of Common Stock underlying the Unit Warrants issued pursuant to the Offering.

“Other Shares” means at any time those shares of Common Stock which do not constitute Primary Shares, Offering Shares or Registrable Securities.

“Person” shall be construed in the broadest sense and means and includes a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.

“Primary Shares” means, at any time, the authorized but unissued shares of Common Stock or Common Stock held by the Company in its treasury.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means (i) the Merger Shares, (ii) any other shares of Common Stock of the Company held by the Existing Stockholders or any transferee or assignee thereof, (iii) any securities issued in exchange for or upon conversion of such Registrable Securities as a result of the Reorganization Merger or any other reorganization, recapitalization, or reclassification (including by consolidation or merger), and (iv) any securities issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of (including as a result of any stock combination or reverse stock split), any of the foregoing securities referenced in clauses (i), (ii) and (iii).  Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a Person to the public pursuant to a registration statement which has been declared effective, or Rule 144 or sold in a private transaction in which the transferor’s rights under Article 2 of this Agreement are not assigned, in each case where the restrictive legends and transfer registrations with respect to the Common Stock are removed and the Common Stock in the hands of the purchaser is freely transferable without any restriction or registration under the Securities Act in any public or private transaction.

“Registrable Securities then outstanding” means the number of shares determined by calculating the total number of shares of Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

“Registration Expenses” mean all expenses incurred by the Company in complying with Sections 2.1, 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees (including all expenses incident to listing the Registrable Securities on a national securities exchange), printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of the Stockholders’ Counsel (as defined in Section 2.5(i)) (which shall not exceed $35,000), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the Prospectus, amendments, supplements and post-effective amendments to such registration statement, and all exhibits and all material incorporated by reference in such registration statement, except (i) a registration statement on Form S-4 or S-8 or any successor form to such forms, (ii) a registration of securities solely relating to an offering and sale to employees, managers or consultants of the Company pursuant to any employee stock plan or other employee benefit plan arrangement or (iii) a registration of non-convertible debt securities.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto.

“SEC” or “Commission” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended or any successor Federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same may be in effect from time to time.

“Selling Expenses” mean all underwriting discounts and selling commissions applicable to the sale.

ARTICLE 2
REGISTRATION

2.1           Demand Registration.

(a)           Subject to the conditions of this Section 2.1, if the Company receives a request from the Demand Holders holding at least twenty five percent (25%) of the Registrable Securities then outstanding held by all Demand Holders (the “Initiating Holders”) that the Company register Registrable Securities with an aggregate offering price of at least $5,000,000, then the Company shall, within fifteen (15) days after the receipt thereof, give written notice of such request to all other Demand Holders (the “Non-Initiating Holders”).  A Non-Initiating Holder must notify the Company within thirty (30) days of receipt of such written notice if such Non-Initiating Holder so desires to have its Registrable Securities registered.  The Company will use its best efforts to effect, as soon as practicable, the registration of all Registrable Securities that the Demand Holders request to be registered.

(b)           If the Initiating Holders intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company as a part of their demand pursuant to this Section 2.1 and the Company shall include such information in the notice referred to in Section 2.1(a).  In such event, the right of any Demand Holder to include its Registrable Securities in such registration shall be conditioned upon participation in such underwriting.  The underwriter or underwriters for such offering shall be a nationally recognized underwriter or underwriters selected by the Demand Holders owning a majority of the Registrable Securities requested to be included in such offering and reasonably acceptable to the Company and such underwriter or underwriters shall enter into a reasonable and customary underwriting agreement with the Company.  Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all participating Demand Holders, and the number of shares that may be included in the underwriting and registration shall be allocated pro rata among the participating Demand Holders in accordance with the number of Registrable Securities held by such Demand Holders; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless and until all other securities to be sold by the Company and any Persons that are not Demand Holders are first entirely excluded from the underwriting and registration.

(c)           The Company shall not be required to effect a registration pursuant to this Section 2.1:

(i)            prior to the registration under the Securities Act pursuant to an effective registration statement of the Offering Shares;

(ii)           after the Company has effected two registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective and maintained effective for (A) one hundred twenty (120) days beyond the effective date or (B) until all shares so registered have been sold, whichever period is longer (provided, however, that such two registrations shall not include any registration pursuant to this Section 2.1 in which the number of Registrable Securities registered is reduced by more than twenty percent (20%) of the number of Registrable Securities that the Demand Holders requested to be registered);

(iii)          during the period starting with the date of filing of, and ending on the date six months following the effective date of, a registration statement pertaining to any underwritten public offering made pursuant to this Section 2.1 or in which the Demand Holders were given the opportunity to participate pursuant to Section 2.2 for not less than thirty percent (30%) of the amount of the offering; provided that each registration statement was declared or ordered effective and maintained effective for (A) one hundred twenty (120) days beyond the effective date or (B) until all shares so registered have been sold, whichever period is longer;

(iv)          if within ten (10) days of receipt of a written request from the Initiating Holders pursuant to Section 2.1(a) the Company shall furnish to the Initiating Holders a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders; provided, that, such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period; provided, further, that the Company shall not disclose any information that could be deemed material non-public information of the Company to any of the Initiating Holders during such delayed period; and

(v)           if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3 below.

(d)           A requested registration under this Section 2.1 may be rescinded prior to such registration being declared effective by the Commission by written notice to the Company from the Initiating Holders; provided, however, that such rescinded registration shall not count as a registration initiated pursuant to this Section 2.1 if the Company shall have been reimbursed (pro rata by the Initiating Holders or in such other proportion as they may agree) for all out-of-pocket expenses incurred by the Company in connection with such rescinded registration; provided further, however, that such Initiating Holders shall not be required to reimburse the Company if such rescission shall have been caused by, or made in response to, the material adverse effect of an event on the business, prospects, properties, condition (financial or otherwise) or operations of the Company.

2.2           Piggyback Registrations.  If the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than a registration on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), the Company shall notify all Holders at least thirty (30) days prior to the filing of any registration statement and will afford each Holder an opportunity to include in such registration statement all or part of the Registrable Securities held by such Holder on the same terms and conditions as the other shares participating in the underwriting.  Each Holder desiring to include Registrable Securities in any such registration statement shall notify the Company within twenty (20) days after delivery of the notice from the Company.  Such notice shall state the intended method of disposition of the Registrable Securities by such Holder.  If a Holder decides not to include all of its Registrable Securities in any registration statement filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company, all upon the terms and conditions set forth herein.

(a)           Underwriting.  If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders.  In such event, the right of any Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon the Holder’s participation in the underwriting.  Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated as follows, first, the Primary Shares being registered by the Company, second, the Registrable Securities held by the Demand Holders (the “Non-Excluded Registrable Securities”) requested to be included in such registration by such Demand Holders pro rata, based on the total number of Non-Excluded Registrable Securities held by such Demand Holders, third, shares held by the Non-Demand Holders, to the extent such shares are Registrable Securities, requested to be included in such registration by such Non-Demand Holders, pro rata, based on the total number of shares of Common Stock held by such Non-Demand Holders, to the extent such shares are Registrable Securities, and fourth, the Other Shares requested to be registered by any other stockholder of the Company on a pro rata basis based on the total number of shares held by such Persons.  No such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration.

(b)           Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.  The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.

(c)           Inclusion of other Stockholders.  No stockholder of the Company who is not a Holder shall be granted piggyback registration rights that would reduce the number of shares that could be included under this Section 2.2 by the Holders without the consent of Holders owning at least two-thirds (2/3) of the Registrable Securities then outstanding.

2.3           Form S-3 Registration.

(a)           If the Company shall receive from any Demand Holder or Demand Holders a request that the Company effect a registration on Form S-3 or any similar short-form registration statement with respect to all or a part of the Registrable Securities held by the Demand Holders, the Company shall:

(i)            promptly give notice of the proposed registration, and any related qualification or compliance, to all other Demand Holders and shall offer to include in such proposed registration any Registrable Securities requested to be included in such proposed registration by such other Demand Holders who respond in writing to the Company’s notice within thirty (30) days after delivery of such notice (which response shall specify the number of Registrable Securities proposed to be included in such registration); and

(ii)           promptly effect such registration and all such qualifications and compliances as would permit or facilitate the sale and distribution of the Registrable Securities specified in such request, together with the Registrable Securities of any other Demand Holder or Demand Holders joining in such request by notice to the Company given within thirty (30) days after receipt of such notice from the Company.

(b)           Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to effect any registration, qualification or compliance pursuant to this Section 2.3:

(i)            if Form S-3 is not available for such offering by the Demand Holders;

(ii)           if the Demand Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; or

(iii)          if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Demand Holders pursuant to this Section 2.3.

(c)           Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration or registrations effected pursuant to Section 2.1.  If the initiating Holders intend to distribute Registrable Securities pursuant to an underwriting, they shall so advise the Company in the demand pursuant to Section 2.1(a).

(d)           The Company will use commercially reasonable efforts to meet the qualification standards for the registration of securities on Form S-3.

2.4           Expenses of Registration.  Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Section 2.1, Section 2.2 or Section 2.3 herein shall be borne by the Company.  All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Persons selling the securities in proportion to the number of securities sold by such seller or sellers.

2.5           Obligations of the Company.  Whenever required to register any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           Use reasonable best efforts to prepare and file with the SEC a registration statement with respect to such Registrable Securities and to cause such registration statement to become effective, and, upon the request of the selling Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred and twenty (120) days for a registration pursuant to Section 2.1 and for up to two hundred and seventy (270) days for a registration pursuant to Section 2.3 or, if earlier, until the Holder or Holders have completed the distribution related thereto;

(b)           Use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the applicable period set forth in paragraph (a) above and to cause such amendments and supplements to become and remain effective;

(c)           Furnish to the Holders of the Registrable Securities being sold and each underwriter such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities;

(d)           Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders of the Registrable Securities being sold and register such securities with or obtain the approval of such other governmental authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it would not otherwise be required so to do but for this subparagraph;

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering;

(f)            Notify on a timely basis each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements as may be necessary so that, as thereafter delivered to such Holders, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and use its best efforts to cause each such amendment and supplement to become and remain effective;

(g)           Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters;

(h)           Make available for inspection by the Holders of the Registrable Securities being sold, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the “Inspectors”), all pertinent financial, business and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the

Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement (and any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (B) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (C) such Information has been made generally available to the public, and (D) the seller of Registrable Securities agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential);

(i)            At least five business days before filing any registration statement that registers such Registrable Securities, a prospectus relating thereto and any amendments or supplements relating to such registration statement or prospectus, furnish to a single counsel (the “Stockholders’ Counsel”) designated by the holders of a majority of the Registrable Securities being sold, copies of all such documents proposed to be filed, which shall be subject to reasonable approval of the Stockholders’ Counsel (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

(j)            Notify the Stockholders’ Counsel promptly in writing (i) of any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(k)           Appoint a transfer agent and registrar (which may be the same entity and which may be the Company) no later than the first registration of any such Registrable Securities;

(l)            Cause such Registrable Securities to be listed on any national securities exchange on which similar securities of the Company are listed or, if similar securities of the Company are not listed on a national securities exchange, use its best efforts to qualify such Registrable Securities for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc., NASDAQ Global Market, or such other national securities exchange; and

(m)          Otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its stockholders, as soon as reasonably practicable, earnings statements which need not be audited covering a period of twelve (12)

months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

2.6               Furnishing Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1, 2.2 or 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Securities.

2.7               Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 2.1, 2.2 or 2.3:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each Holder and the partners, officers, directors, stockholders, employees and agents of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any document incident to the registration or qualification of any Registrable Securities, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, stockholder, employee, agent, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, employee, agent, director, stockholder, underwriter or controlling Person of such Holder.

(b)           To the extent permitted by law, each Holder will (severally and not jointly), if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, employees, agents and each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers or stockholders or any Person who controls such Holder, against any losses, claims, damages or liabilities to which the Company or any such Person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of and to the extent that they are based upon any untrue statement or alleged untrue statement of material fact contained in written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading (a “Holder Violation”); and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such Person in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.7(b) exceed the net proceeds from the offering received by such Holder.

(c)           Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and generally summarize such action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.  Notwithstanding the foregoing, if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided in this Section 2.7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any one lead counsel (plus appropriate special and local counsel) retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 2.7.

(d)           If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation or Holder Violation, as the case may be, that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall the maximum liability in respect of any contribution by a Holder pursuant to this Section 2.7(d) exceed the net proceeds from the offering received by such Holder.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)           The obligations of the Company and Holders under this Section 2.7 shall survive the transfer of any Registrable Securities or the completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.8               Assignment of Registration Rights.  The right to cause the Company to register Registrable Securities pursuant to this Article 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member, retired member or Affiliate of a Holder, (b) is a Holder’s spouse or lineal descendant or is a trust for the benefit of an individual Holder or his or her spouse or lineal descendant or (c) acquires at least fifty thousand (50,000) shares of the Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and similar events), provided, that (i) the transferor shall, within twenty (20) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement as evidenced by such transferee’s execution and delivery of an appropriate counterpart signature page or joinder hereto.

2.9               Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)           Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)           File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)           So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.10             Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this Article 2 after such time as all such Holder’s Registrable Securities may actually be sold in a single sale without being subject to any volume limitations pursuant to Rule 144.

ARTICLE 3
MISCELLANEOUS

3.1               Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware, without applying conflicts of law principles.

3.2               Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective permitted successors, assigns, heirs, executors and administrators, including any successor or assignee of the Company by operation of law or otherwise.  In the event of consummation of the Reorganization Merger or any other reorganization, recapitalization, or reclassification (including by consolidation or merger) transaction in which the shares of Common Stock held by the Holders are exchanged are converted for securities of another entity, the Company shall ensure that this Agreement shall apply with respect to such securities as if they were shares of Common Stock hereunder and that the terms of this Agreement shall be binding upon the issuer thereof as if the Company hereunder.  This Agreement is not intended to create any third party beneficiaries.

3.3               Entire Agreement.  This Agreement and the other documents delivered pursuant hereto embodies the entire agreement and understanding between the parties hereto with respect to the understanding and agreement between the parties with regard to the subjects hereof and supersedes all prior agreements and understandings relating to such subject matter.

3.4               Severability.  It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, in case any provision of the Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such provision, as to such jurisdiction, shall be ineffective, without affecting the validity, legality, and enforceability of the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

3.5               Amendment and Waiver.  Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of two-thirds (2/3) of the Registrable Securities then outstanding; provided, however, that any such amendment, modification, or waiver that would adversely affect the rights hereunder of a Demand Holder, in its capacity as a Demand Holder, without similarly affecting the rights hereunder of all Demand Holders of such class, in their capacities as Demand Holders of such class, shall not be effective as to such Demand Holder without its prior written consent.  Any amendment or waiver effected in accordance with this Section 3.5 shall be binding upon each Holder and the Company; and provided, further, however, that any party may waive its rights hereunder with respect to itself without requiring the consent of any other party.

3.6               Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder’s part of any breach, default or noncompliance under the Agreement or any waiver on such Holder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

3.7               Notices.  All notices and consents required or permitted hereunder must be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then the next business day, (c) three business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the party to be notified at the respective address of the Company set forth on the signature pages hereof(1), of the Holders set forth on Exhibit A and Exhibit B or at such other address as such party may designate in writing to the other parties hereto.

3.8               Headings.  The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

3.9               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Signature Pages Follow]

(1)    Note: Company address needs to be inserted on signatures pages per this provision.

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

COMPANY:

ROBCOR PROPERTIES, INC.

By:	/s/ Timothy P. Halter
	Name:	Timothy P. Halter
	Title:	President

Address:

INVESTORS:

APERTURE CAPITAL, LP

By:	/s/ Matthew S. Tierney
	Name:	Matthew S. Tierney
	Title:	Member of AVP, the GP of AC, LP

CARGILL, INCORPORATED

By:
Name:
Title:

DANISCO VENTURE A/S

By:	/s/ James Sayre
	Name:	James Sayre
	Title:	President, Cargill Ventures

/s/ Raymond Salemme
Raymond Salemme

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

DUKE UNIVERSITY SPECIAL VENTURE FUND

/s/ Neal F. Triplett	By:	/s/ David R. Shumate
President		Name:	David R. Shumate
Duke Management Co.		Title:	Executive Vice President
Authorized Agent			Duke Management Company

E.I. DU PONT DE NEMOURS AND COMPANY

	By:	/s/ Michael A. Blaustein
		Name:	Michael A. Blaustein
		Title:	Business Director

NJTC VENTURE FUND SBIC, L.P.

	By:	/s/ Robert Chepitz
Name:
Title:

PRAKO INVESTMENTS & CO.

By:
Name:
Title:

RK VENTURES GROUP, LLC

	By:	/s/ Ira Weiss
		Name:	Ira Weiss
		Title:	Managing Partner

S.R. ONE, LIMITED

	By:	Kent Gossett
		Name:	Kent Gossett
		Title:	General Partner

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

/s/ Stephen J.P. Baumgartner
Stephen J.P. Baumgartner

Neil S. Hillsberg

/s/ Meryl Hillsberg
Meryl Hillsberg

/s/ Richard Luftkin
Richard Luftkin

/s/ Graeme Luftkin
Graeme Luftkin

/s/ Alan Luftkin
Alan Luftkin

/s/ Ralph Luftkin
Ralph Luftkin

/s/ Robert Margolskee
Robert Margolskee

/s/ D. Scott Linthicum
D. Scott Linthicum

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

GIVAUDAN FLAVORS CORPORATION

By:
Name:
Title:

Justin M. Margolskee, custodian

Nanda Beatini

/s/ Lenore Snyder
Lenore Snyder

/s/ Richard McGregor
Richard McGregor

/s/ Stephen Gravina
Stephen Gravina

/s/ Shawn M. Marcell
Shawn M. Marcell

/s/ Harvey D. Homan
Harvey D. Homan

MOUNT SINAI SCHOOL OF MEDICINE

By:	/s/ Dennis S. Charney
	Name:	Dennis S. Charney
	Title:	Dean, Mount Sinai School
of Medicine

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

/s/ John Chabla
John Chabla

/s/ Matthew Homan
Matthew Homan

/s/ Michael Homan
Michael Homan

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

Name and Address
NJTC Venture Fund SBIC, L.P. 1001 Briggs Road, Suite 280 Mt. Laurel, NJ 08054 Facsimile: 856-273-6800 Attention: Robert Chefitz
Cargill, Incorporated 15407 McGinty Road West Wayzata, MN 55391-2399 Facsimile: 952-742-2992 Attention: Senior Attorney—Cargill Ventures
Danisco Venture A/S (Dansico A/S) langebrogade 1, PO Box 17 DK-1001 Copenhagen K Facsimile: +45 32 66 21 59 Attention: Leif Kjargaard
E. I. du Pont de Nemours and Company Chestnut Run Plaza 708 PO Box 80708 Wilmington, DE 19880-0708 Facsimile: 302-999-4083 Attention: Nancy Kim
Aperture Capital, LP
500 Park Avenue
Suite 510
New York, NY 10022
Facsimile:
Attention: Matthew S. Tierney

Stephen J.P. Baumgartner Executive Director Pendle Hill 338 Plush Mill Road Wallingford, PA 19086-6023

Name and Address
Duke University Specialty Venture Fund, Inc. 2200 West Main Street Suite 1000 Durham, NC 27705 Facsimile: Attention: Greg Hudgins
Neil S. and Meryl Hillsberg [Intentionally omitted]
Prako Investments & Co. 72 Sullivan Drive West Orange, NJ 07052-2263 Facsimile: Attention: Ronnie Selbst
Raymond Salemme [Intentionally omitted]
Richard Lufkin [Intentionally omitted]
RK Ventures Group, LLC Columbia Business SchoolUris Hall 3022 Broadway New York, NY 10027 Facsimile: Attention: Matthew Rhodes-Kropf
S.R. One, Limited Four Tower Bridge 200 Barr Harbor Drive, Suite 250 W. Conshohocken, PA 19428-2977 Facsimile: 610-567-1039 Attention: Philip Smith

EXHIBIT B

Name and Address

Robert Margolskee [Intentionally omitted]

D. Scott Linthicum [Intentionally omitted]

Givaudan Flavors Corporation 1199 Edison Drive Cincinnati, Ohio 45216

Justin M. Margolskee, as custodian For Daniel P. Margolskee, Allison J. Margolskee and Andrew J. Margolskee [Intentionally omitted]

Nanda Beatini [Intentionally omitted]

Lenore Snyder [Intentionally omitted]

Richard McGregor [Intentionally omitted]

Stephen Gravina [Intentionally omitted]

Shawn M. Marcell [Intentionally omitted]

Name and Address

Harvey D. Homan [Intentionally omitted]

Alan Lufkin [Intentionally omitted]

Ralph Lufkin [Intentionally omitted]

Graeme Lufkin [Intentionally omitted]

Mount Sinai School of Medicine One Gustav L. Levy Place New York, NY 10029

Matthew Homan [Address]

Michael Homan
[Address]